                              REDEMPTION AGREEMENT

                  This Redemption Agreement, dated as of April 3, 2001, is by and among Robert DePalo, a New York resident with an address at 488 Madison Avenue, 8th Floor, New York, New York 10022 ("DePalo"), Equilink Capital Partners, LLC, a New York limited liability company, having its principal place of business at 488 Madison Avenue - 8th Floor, New York, New York 10022 ("Equilink"), and Surge Components, Inc., a New York corporation having its principal place of business at 1016 Grand Boulevard, Deer Park, New York 11729 ("Surge").

                                  WITNESSETH:

                           WHEREAS, pursuant to an Investment Banking Agreement, dated as of November 24, 2000 (the "IBA"), between Surge and Equilink, as amended and modified by a letter agreement, dated as of December 4, 2000 (the "Letter Agreement;" and, together with the IBA, the "Equilink Agreements"), (a) Surge issued to Equilink (as DePalo's designee) 423,000 shares (each, a "Surge Common Share") of the common stock, par value $.001 per share (the "Common Stock"), of Surge and (b) Surge issued to DePalo 14,000 shares (each, a "Surge Preferred Share") of the Non-Voting Redeemable Convertible Series C Preferred Stock, par value $.001 per share (the "Series C Preferred Stock"), of Surge and 750,000 warrants (each, a "Surge Warrant"), each Surge Warrant entitling its holder to purchase one share of Common Stock at a purchase price of $3.00 per share and expiring on November 24, 2005; and

                           WHEREAS, DePalo is the President and sole equity owner of Equilink; and

                           WHEREAS, DePalo has transferred and assigned to Equilink 8,000 Surge Preferred Shares; and

                           WHEREAS, Equilink and DePalo have previously made claims for damages caused by Surge; and

                           WHEREAS, Surge denies all such claims of Equilink and DePalo, but seeks to settle such claims and to continue to receive the benefit of Equilink's and DePalo's investment banking services, and has agreed to purchase from Equilink certain Surge securities owned by Equilink consistent with fair market evaluations and in accordance with the terms and conditions of this Redemption Agreement; and

                           WHEREAS, Equilink is desirous of selling certain of the Surge Common Shares and Surge Preferred Shares (collectively, the "Redemption Securities"), Surge is desirous of purchasing and redeeming the Redemption Securities, and Equilink is amenable to such sale, purchase and redemption, all in accordance with the terms and conditions contained in this Agreement.


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                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows.

Section 1.  Sale and Delivery of Limited Partnership Interests; Consideration.

         (a) At the "Closing" (as such term is hereinafter defined), (i) Equilink shall sell, transfer, assign and deliver to Surge the Redemption Securities and (ii) Surge shall purchase, accept and pay for the Redemption Securities.

         (b) The amount of consideration (the "Consideration") to be paid by Surge to Equilink at the Closing for the purchase and redemption of the Redemption Securities shall be $650,000.00.

         (c) The Redemption Securities to be sold, transferred, assigned and delivered by Equilink to Surge at the Closing shall consist of 423,000 Surge Common Shares and 8,000 Surge Preferred Shares. The determination of the amount of Redemption Securities was calculated based upon a purchase price for the Surge Common Shares equal to approximately 95% of the average per share closing price (the "Average Per Share Price") of the Common Stock, as reported by The Nasdaq Stock Market, Inc., for the five trading days ending on April 2, 2001, the trading date immediately preceding the date of this Agreement, and a purchase price for the Surge Preferred Shares equal to approximately 950% of the Average Per Share Price.

         (d) Notwithstanding anything to the contrary in this Agreement, all transfer fees and taxes on the transfers of the Redemption Securities shall be the responsibility and obligation of Equilink.

Section 2.  The Closing.

         (a) The closing (the "Closing") of the transactions contemplated by this Agreement, including, without limitation, the sale, transfer, assignment and delivery by Equilink to Surge of the Redemption Securities and payment of the Consideration by Surge to Equilink will take place on April 5, 2001 (the "Closing Date"), at the offices of Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158, or at such other time and/or place as the parties hereto may mutually agree.

         (b) At the Closing, Equilink shall deliver to Surge such stock certificates evidencing Equilink's ownership of the Redemption Securities, duly endorsed in blank for transfer by Equilink, with the signature (and the signature of any other record holder of the Redemption Securities evidenced by such stock or warrant certificate) on each such certificate containing a signature guarantee conforming to and given by an eligible guarantor institution under Rule 17Ad-14 promulgated under the Securities Exchange Act of 1934, as amended.

         (c) At the Closing, by certified check or wire transfer, Surge shall deliver to Equilink the Consideration.

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         (d) At the Closing, DePalo and Equilink shall execute and deliver to
Surge such other documents as may be reasonably requested of Surge in order to effect the consummation of the transactions contemplated by this Agreement, including, without limitation, the sale, transfer, assignment and delivery to Surge of the Redemption Securities.

Section 3. Representations and Warranties of DePalo and Equilink. DePalo and Equilink, jointly and severally, hereby represent and warrant to Surge that:

         (a) Equilink is the lawful owner of each of the Redemption Securities and has the full right, power, and authority to sell, transfer, assign and deliver to Surge the Redemption Securities, each in accordance with the terms of this Agreement, and the sale, transfer, assignment and delivery of the Redemption Securities in accordance with the terms of this Agreement will transfer good, valid and marketable title to the Redemption Securities, free and clear of all liens, encumbrances, claims or rights of every kind and nature whatsoever;

         (b) DePalo is the President and sole equity owner of Equilink;

         (c) There are no existing options, warrants, calls, or commitments on the part of DePalo and Equilink of any character relating to any of the Surge Common Shares or Surge Preferred Shares;

         (d) DePalo and Equilink have the right, authority and power to enter into this Agreement, and this Agreement has been duly executed and delivered and constitutes the valid and binding obligation of DePalo and Equilink;

         (e) No consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of DePalo or Equilink to permit the sale, transfer and assignment of the Redemption Securities as contemplated by this Agreement;

         (f) DePalo and Equilink have knowledge of the value of Surge, the Surge Common Shares and the Surge Preferred Shares;

         (g) DePalo and Equilink have reviewed the Annual Report on Form 10-KSB of Surge, for the year ended November 30, 2000, as filed with the Securities and Exchange Commission;

         (h) DePalo and Equilink have had the opportunity to ask questions about Surge and have undertaken their own due diligence in connection with the transactions contemplated by this Agreement; and

         (i) No representation, warranty or agreement made by DePalo or Equilink in this Agreement, any exhibits or schedules hereto or any other document referred to herein contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement, representation, warranty or agreement not misleading.

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Section 4. Representations and Warranties of Surge. Surge represents and warrants to DePalo and Equilink as follows:

         (a) Surge is a corporation duly formed, validly existing and in good standing under the laws of the State of New York, having the corporate power and authority to own or lease all of its properties and assets and to carry on its businesses as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business, taken as a whole; neither the character of the properties owned or leased by Surge, nor the nature of its business as transacted by it requires Surge to be qualified in any other jurisdiction, except in those jurisdictions where Surge is so qualified or those jurisdictions where the failure to so qualify would not materially adversely affect the business, properties or operations of Surge, taken as a whole;

         (b) Surge has the corporate power to enter into this Agreement, and the execution, delivery, and performance of this Agreement by Surge has been duly authorized and, when executed and delivered, shall constitute the valid and binding obligation of Surge enforceable in accordance with its terms; the execution, delivery, and performance by Surge of its obligations hereunder will not constitute a violation of, conflict with, result in any breach of, or constitute a default under, or result in any claim or the creation of a lien or encumbrance on any of the properties or assets of Surge pursuant to its certificate of incorporation and by laws, or any contract, license, indenture, mortgage lease, or other instrument to which Surge is a party or by which Surge is bound or affected; no consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of Surge to permit the consummation of the transactions as contemplated by this Agreement;

         (c) Surge makes no representation as to the (i) condition or value of the property or other assets owned by Surge or (ii) business prospects of Surge; and

         (d) No representation, warranty, or agreement made by Surge in this Agreement, any exhibits or schedules hereto or any other document referred to herein contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement, representation, warranty, or agreement not misleading.

Section 5.  Covenants and Agreements of the Parties.

         (a) DePalo and Equilink shall not disclose or deliver to any other party those trade secrets or confidential or proprietary information of Surge gained through DePalo's relationships, directly or indirectly through Equilink, with Surge. This includes, but is not limited to, proprietary technologies, software programs and tools, financial information, business plans, systems files, algorithms, file structures, customer lists, supplier lists, internal program structures, options, documentation and data developed by Surge, or any subsidiary or division of Surge. DePalo and Equilink agree that any breach of this paragraph 5(a) will cause Surge substantial and irreparable damages that would not be quantifiable and, therefore, in the event of any such breach, in addition to other remedies that may be available, Surge shall have the right to seek specific performance and other injunctive and equitable relief.

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         (b) The parties hereto mutually agree not to publish, communicate or disseminate any negative information as regards each other, or to make public any information regarding this Agreement to the media, suppliers, vendors and other industry participants, or in any way to any other person, except that they may disclose this Agreement's contents to their respective financial advisors, accountants and attorneys and as otherwise required by law. The parties hereto each agree that any breach of this paragraph 5(b) by a party will cause the other party substantial and irreparable damages that would not be quantifiable and, therefore, in the event of any such breach, in addition to other remedies that may be available, such other party shall have the right to seek specific performance and other injunctive and equitable relief.

         (c) The Consideration being paid to Equilink by Surge pursuant to
Section 1 and the number of Surge Common Shares and Surge Preferred Shares constituting the Redemption Securities have been negotiated and agreed to by each of the parties to this Agreement.

         (d) DePalo and Equilink each covenants and agrees not to, directly or indirectly, institute, prosecute or be in any way instrumental in the institution or prosecution of any action, proceeding or contest, or threat of such institution or prosecution, against Surge or Surge's directors, officers, employees, attorneys and accountants.

         (e) Surge covenants and agrees not to, directly or indirectly, institute, prosecute or be in any way instrumental in the institution or prosecution of any action, proceeding or contest, or threat of such institution or prosecution, against DePalo, Equilink or Equilink's directors, officers, employees, attorneys and accountants, relating to any agreements, oral or written, between or among DePalo and/or Equilink and Surge, including, without limitation, the Equilink Agreements. This covenant and agreement by Surge does not waive, release or discharge any right of Surge to (i) pursue claims against Equilink and DePalo for illegal conduct, (ii) file any and all cross-claims, counterclaims or third party claims, and/or to seek indemnity or contribution from or against Equilink and DePalo in any lawsuit commenced by Equilink or DePalo against Surge and/or any action commenced by or on behalf of third parties or in a shareholder derivative action against Equilink, DePalo and/or Surge relating in any manner to investment banking or other services rendered by Equilink or DePalo to or for the benefit of Surge.

         (f) The provisions of this Section 5 shall survive the Closing.


Section 6.  DePalo Releases.

         (a) As a material inducement to Surge to enter into this Agreement, Equilink shall provide to Surge at the Closing releases of DePalo, Equilink and Susan Green, substantially identical in form to the releases (the "DePalo Releases") set forth in Schedules 6(a)(i), 6(a)(ii) and 6(a)(iii) to this Agreement, duly executed by the individual party providing the release set forth in each of the DePalo Releases, with such executions duly notarized.

         (b) It is understood and agreed by the parties hereto that the facts and respective assumptions of law in contemplation of which this Agreement is made may hereafter prove to be other than or different from those facts and assumptions now known, made or believed by them to be true. Accordingly, the parties hereto expressly accept and assume the risk of the facts and assumptions to be so different, and agree that all terms of this Agreement shall be in all respects effective and not subject to termination or revision by any such difference in facts or assumptions of law.

Section 7. Conditions to Obligations of Surge. The obligations of Surge under this Agreement are, at the option of Surge, subject to the satisfaction at and prior to the Closing of the following conditions:

         (a) Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by DePalo and Equilink on or before the Closing shall have been duly complied with and performed;

         (b) Accuracy of Representations and Warranties. All of the representations and warranties made by DePalo and Equilink in this Agreement shall be true as of the Closing with the same force and effect as though such representations and warranties had been made as of the Closing;

         (c) No Litigation. Surge shall have no knowledge of any action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon Surge, or any of the officers or directors thereof, because of or due to, in any respects, the consummation of the transactions contemplated by this Agreement; and

         (d) Delivery of the DePalo Releases. Equilink shall have delivered to Surge each of the DePalo Releases, duly executed and notarized.


Section 8. Conditions to Obligations of DePalo and Equilink. The obligations of DePalo and Equilink under this Agreement are, at the option of DePalo and Equilink, subject to the satisfaction at and prior to the Closing of the following conditions:

         (a) Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by Surge on or before the Closing shall have been duly complied with and performed;

         (b) Accuracy of Representations and Warranties. All of the representations and warranties made by Surge in this Agreement shall be true as of the Closing with the same force and effect as though such representations and warranties had been made as of the Closing; and

         (c) No Litigation. DePalo and Equilink shall have no knowledge of any action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if

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successful, of imposing a material liability upon DePalo or Equilink because of or due to, in any respects, the consummation of the transactions contemplated by this Agreement.

Section 9.  Miscellaneous.

         (a) Notices. All requests, demands, notices and other communications required or otherwise given under this Agreement shall be sufficiently given if
(i) delivered by hand, against written receipt therefor, (ii) forwarded by overnight courier requiring acknowledgment of receipt or (iii) mailed by postage prepaid, registered or certified mail, return receipt requested addressed, as follows:

If to any of Surge, to:             Ira Levy, President
                                    Surge Components, Inc.
                                    1016 Grand Boulevard
                                    Deer Park, New York 11729

with a copy to:                     Snow Becker Krauss P.C.
                                    605 Third Avenue
                                    New York, New York 10158-0125

If to DePalo or Equilink, to:       Equilink Capital Partners, LLC
                                    488 Madison Avenue - 8th Floor
                                    New York, New York 10022

or, in the case of any of the parties hereto, at such other address as such party shall have furnished in writing, in accordance with this paragraph 9(a), to the other parties hereto. Each such request, demand, notice or other communication shall be deemed given (i) on the date of delivery by hand, (ii) on the first business day following the date of delivery to an overnight courier or
(iii) three business days following mailing by registered or certified mail.

         (b) Prior Agreements/Oral Modification. This Agreement supersedes all prior agreements and constitutes the entire agreement and understanding between parties with respect to the subject matter of this Agreement, and the Surge Common Shares and Surge Preferred Shares constituting the Redemption Securities. This Agreement may not be amended, modified in any manner or terminated orally; and no amendment, modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties against whom the same is sought to be enforced.

         (c) Attorney's Fees. In the event of any litigation or arbitration between the parties to this Agreement, or any of them, concerning this Agreement, each party shall be responsible for its attorney's fees and costs, except as may be otherwise determined by a court of competent jurisdiction.

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         (d) Binding Agreement; Benefit.  The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives and successors of the parties hereto.

         (e) Governing Law. This Agreement will be governed by, and construed and enforced in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof. The parties hereto do hereby consent and submit to the venue and jurisdiction of the state and federal courts sitting in the State of New York, County of Suffolk, as the sole and exclusive forum for such matters of dispute, and further agree that, in the event of any action or suit as to any matters of dispute between the parties, service of any process may be made upon the other party in the same manner as the giving of notices under paragraph 9(a) of this Agreement.

         (f) Arbitration.
             -----------

                  (i) Any dispute arising between the parties to this Agreement, including, but not limited to, those pertaining to the formation, validity, interpretation, effect or alleged breach of this Agreement ("Arbitrable Dispute") will be submitted to arbitration in New York, New York, before an experienced panel of arbitrators selected in accordance with the rules of the American Arbitration Association.

                  (ii) Should any party to this Agreement hereafter institute any legal action or administrative proceedings against another party by any method other than said arbitration with respect to the subject matters of this Agreement then, notwithstanding the provisions of paragraph 7(c) of this Agreement, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorney's fees incurred as a result of such action.

         (g) Proper Construction. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. As used in this Agreement, the term "or" shall be deemed to include the term "and/or" and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

         (h) Waiver of Breach. The waiver by a party of a breach of any provision of this Agreement by another party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

         (i) Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (j) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or

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unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (k) Assignment. This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other parties, assign or transfer this Agreement or any rights or obligations hereunder.

         (l) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

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                  IN WITNESS WHEREOF, the parties have duly executed this
Agreement as of the date first above written.

                                   Surge Components, Inc.

                                   By:          /s/ Ira Levy
                                      ----------------------------------
                                             Ira Levy, President

                                   Robert DePalo

                                               /s/ Robert DePalo
                                   -------------------------------------
                                                 Robert DePalo

                                   Equilink Capital Partners, LLC

                                   By:         /s/ Robert DePalo
                                      ----------------------------------
                                           Robert DePalo, President


                                      -10-